Exhibit (j)

[Form of Custody Agreement]

This Custody Agreement (this “Agreement”) is dated as of [_____], 2020 and is by and between IDR CORE PROPERTY INDEX FUND LTD, a Maryland corporation (the “Company”) and WILMINGTON SAVINGS FUND SOCIETY, FSB (or any successor or permitted assign acting hereunder), a federal savings bank, as custodian (the “Custodian”) and as document custodian (in such capacity, along with any successor or permitted assign acting as custodian hereunder, the “Document Custodian”).

RECITALS

WHEREAS, the Company is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), which intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a “real estate investment trust” pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) Sections 856 through 860 (a “REIT”), and is authorized to issue shares of the Fund’s Class A Common Stock (“Common Shares”) and Class B Common Stock (“Redemption Shares”); and

WHEREAS, the Company desires to retain the Custodian to act as custodian and as Document Custodian for the Company; and

WHEREAS, the Company desires that its Assets (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	DEFINITIONS

1.1           Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Assets” means, collectively, the (i) investments acquired by the Company and delivered to the Custodian by or on behalf of the Company from time to time during the term of, and pursuant to the terms of, this Agreement, (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), and all other non-cash property of the Company delivered to the Custodian by or on behalf of the Company (as applicable) from time to time.

“Authorized Person” has the meaning set forth in Section 7.4(a).

“Bank Account” means any deposit account established by the Custodian at a bank in accordance with Section 3.6(a) and includes an Initial Funding Bank Account.

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“Business Day” means a day on which the Custodian is open for business.

“Cash Sweep Program” means the program offered through an Initial Funding Bank Account for the investment of monies in a Custodial Account, the terms of which program have been disclosed to the Company.

“Company” has the meaning set forth in the first paragraph of this agreement.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Custodial Account” means each segregated custodial account (or sub-account thereof) to be established by the Custodian on behalf of the Company, in which the Custodian shall hold those Assets, Proceeds received by it, and cash deposited from time to time from or with respect to Assets, as applicable, by or on behalf of the Company into a Bank Account and/or invested pursuant to Section 3.6.

“Document Custodian” means the Custodian when acting in the role of a document custodian hereunder.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Initial Funding Bank Account” has the meaning set forth in Section 2.3.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proceeds” means, collectively, (i) the net cash proceeds to the Company of the private offering by the Company of Common Shares, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Securities by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of Assets pursuant to the terms of this Agreement (and any Reinvestment Earnings (defined below) from investment of the foregoing, as defined in Section 3.6(b) hereof) and (iv) the net cash proceeds the Company of any borrowing or other financing by the Company, in each case, to the extent delivered by the Company to the Custodian.

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, reasonably believed by the Custodian to be from the Company or any Authorized Person by any of the following:

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(a)           in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)           by electronic mail from an Authorized Person; or

(c)           such other means as may be agreed upon in writing from time to time by the Custodian and any Authorized Person.

“Reinvestment Earnings” has the meaning set forth in Section 3.6.

“Request for Release” means a request for release of any Uncertificated LP Interests (defined below), which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit A hereto or (ii) as otherwise agreed to between the Document Custodian and the Company.

“Securities” means, collectively, the (i) investments acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i). For avoidance of doubt, the term “securities” includes stocks, shares, bonds, debentures, notes, or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission (“SEC”) under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Reserve Bank Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Sub-custodian” means and includes any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act.

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“Uncertificated LP Interests” means uncertificated documentation of an interest in a limited partnership to which such interest in a limited partnership is evidenced only by a subscription document demonstrating an interest in the limited partnership.

1.2           Construction. In this Agreement unless the contrary intention appears:

(a)           any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)           a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)           any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)           a reference to a Person includes a reference to the Person’s executors, custodian, successors and permitted assigns;

(e)           an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)           an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)           a reference to the term “including” means “including, without limitation,” and

(h)           a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3           Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1           Appointment and Acceptance. The Company, hereby appoints the Custodian as custodian of Assets and cash (including Proceeds) owned by, or in possession of the Company and delivered to the Custodian at any time during the period of this Agreement, all of which shall be held in a Custodial Account, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to hold those Assets and cash (including Proceeds) owned by the Company delivered to the Custodian in a Custodial Account and to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

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2.2           Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3           Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from a Custodial Account for the benefit of the Company. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third parties in respect of a Custodial Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall, or shall direct the appropriate Persons, to deposit funds to be used for the purchase of Assets into the Bank Account designated for the benefit of a particular Fund by the Custodian for such purpose (an “Initial Funding Bank Account”), and shall direct the Custodian to transfer such funds to such other Bank Accounts for the purpose of purchasing Assets. The Company shall be solely responsible for properly instructing all applicable payers to make all appropriate cash payments via an Initial Funding Bank Account to the Custodian to be held in a Custodial Account for the benefit of a particular Fund, and for properly instructing the Custodian with respect to the allocation or application of all such payments.

2.4           Appointment of Sub-Custodian. In its discretion but with prior written notice, the Custodian may from time to time employ for a Custodial Account one or more Sub-custodians (a) to establish and maintain arrangements with a Security Depository to hold Assets and cash of the Company and (b) to carry out such other provisions of this Agreement as it may determine. The appointment of any Sub-custodian and the maintenance of any Assets and cash of the Company with such Sub-custodian shall be at the Company’s expense.

3.	DUTIES OF CUSTODIAN

3.1           Segregation. All Assets held by the Custodian for the account of the Company (other than securities maintained in a Securities Depository or Securities System) shall be accounted for separately from and shall not be commingled with other securities and property in the custody of the Custodian or the Custodian’s own assets, and the records of the Custodian shall indicate at all times that such Assets are held for the Company. The Custodian shall identify on its books and records the securities, other financial assets and cash belonging to the Company, whether held directly or indirectly through Sub-custodians, a Securities Depository or a Securities System. To the extent that the Custodian or any of its Sub-custodians holds investments constituting the Company’s Assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian or Sub-custodian shall identify which of such investments constitute Company Assets. Securities certificates and tangible non-cash property shall be held in safekeeping and physically segregated from other securities and noncash property in the possession of the Custodian and shall be identified as subject to this Agreement the Company.

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3.2           Custodial Account. The Custodian shall establish and maintain each Custodial Account, in which the Custodian shall enter and carry, subject to Section 3.3(a) of this Agreement, those Assets and cash of the Company that is delivered to it in accordance with this Agreement. The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder.

3.3           Delivery of Assets to Custodian.

(a)           The Company, shall deliver, or cause to be delivered, to the Custodian, Assets and cash owned by the Company, including all payments of income, payments of principal and capital distributions received by the Company with respect to such Assets or cash at any time during the period of this Agreement. Except to the extent otherwise expressly provided herein, the Company shall cause delivery of Assets to the Custodian to be made against receipt of payment therefor, and in the name of the Custodian as custodian for the benefit of the Company, Street Name or other good delivery form. The Custodian shall not be responsible for such Assets or cash until actually delivered to, and received by the Custodian. Prior to delivering any Asset other than cash to the Custodian, the Company shall provide advance notice to the Custodian detailing the nature of such Asset. The Custodian may for convenience, but in no event shall be required to, take and hold title to an Asset or any part thereof in its name as Custodian for the Company or in the name of its nominee. The Company acknowledges that with respect to most types of Assets, the Custodian will hold the indicia of ownership, confirmation, or other evidence of purchase and not the asset itself. Where the Asset is a pooled investment vehicle for the investment in other assets, the Custodian shall not have custody of, and shall have no control over, or responsibility or liability for the underlying assets in such investment vehicle.

3.4           Release of Assets.

(a)           The Custodian or the Document Custodian shall sell and/or release and deliver, or direct its agents or any Sub-custodian to sell and/or release and deliver, as the case may be, Assets of the Company held by the Custodian, its agents or any Sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Assets to be released, with such delivery and other information as may be necessary to enable the Custodian or Document Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

(i)            upon sale of such Assets by or on behalf of the Company, against receipt of payment therefor or, if otherwise directed by Proper Instructions:

(A)            in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)            in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

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(ii)            upon the receipt of payment in connection with any repurchase agreement related to such Assets;

(iii)           to a depositary agent in connection with tender or other similar offers for securities;

(iv)           to the issuer thereof or its agent when such Assets are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its Sub-custodian);

(v)           to an issuer thereof, or its agent, for transfer into the name of the Custodian or into the name of any nominee of the Custodian or into the name of any of its agents or Sub-custodian or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, provided that, in any such case, the new Assets are to be delivered to the Custodian;

(vi)           to brokers, clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom, against delivery to the Custodian of a receipt for such Assets, provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such Securities prior to receiving payment for such Securities;

(vii)          for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities by their issuer, or pursuant to provisions for conversion contained in such Securities or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, the Document Custodian, or their agents or any Sub-custodian);

(viii)         in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, Document Custodian, or their agents or any Sub-custodian); and/or

(ix)            upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Company;

(x)             for delivery in connection with any loans of securities of the Company, but only against receipt of such collateral as the Company, shall have specified in written instructions to the Custodian;

(xi)            for delivery as security in connection with any borrowings by the Company requiring a pledge of assets by the Company, but only against receipt by the Custodian of the amounts borrowed;

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(xii)           pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

(xiii)          for delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act, as amended and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;

(xiv)          for any other proper corporate purpose of the Company, but only upon receipt of Proper Instructions and an officer’s certificate signed by an officer of the Company (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (A) the specified Assets to be delivered, (B) the purpose for such delivery, (C) that such purpose is a proper corporate purpose and (D) naming the person or persons to whom delivery of such securities shall be made and attaching a certified copy of a resolution of the board of directors of the Company or an authorized committee thereof approving the delivery of such Proper Instructions.

3.5           Registration of Assets. Assets held by the Custodian, its agents or any Sub-custodian (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Custodian for the benefit of the Company; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian or any nominee of any Sub-custodian, or in the name of its agents or any Sub-custodian or their nominees; or if directed by the Company, by Proper Instructions, may be maintained in Street Name. The Custodian, its agents and any Sub-custodian shall not be obligated to accept Assets on behalf of the Company under the terms of this Agreement unless such Assets are in the name of the Custodian for the benefit of the Company, Street Name or other good deliverable form as determined in the Custodian’s sole discretion.

3.6           Bank Accounts and Management of Cash

(a)           At the written direction of the Company, the Custodian shall open and maintain separate Initial Funding Bank Accounts and one or more separate Bank Accounts in the name of the Custodian for the benefit of the Company, to hold funds credited to the particular Custodial Account on behalf of the Company. The Custodian shall provide to the Company, wire instructions for the transmittal of funds to an Initial Funding Bank Account. Monies credited to a Custodial Account shall be deposited in an Initial Funding Bank Account until either invested pursuant to Section 3 of this Agreement or transferred at the direction of the Company to the other Bank Accounts to be used to purchase Assets. Such Bank Accounts shall be subject to draft or order only by the Custodian and shall contain only assets held by the Custodian as custodian for the Company, and the Custodian‘s records shall indicate at all times that such cash is held for the Company, and its Subsidiaries. Any bank at which the Custodian opens and maintains such accounts shall be qualified to act as a custodian under the 1940 Act, and establishment of any such account shall constitute appointment of the bank as a Sub-custodian pursuant to Section 3 of this Agreement.

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(b)           All Proceeds and other monies, if any, received by the Custodian via the Bank Accounts from time to time shall be credited to the Company’s Custodial Account.

(c)           Upon direction of the Company, amounts deposited in an Initial Funding Bank Account shall be automatically invested in an Initial Funding Bank Account’s Cash Sweep Program, until the Custodian receives Proper Instructions from an Authorized Person (which may be standing instructions) with respect to the disposition of such amounts. Such investments shall be subject to availability and the Initial Funding Bank Account’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investments. Absent receipt of such Proper Instructions from an Authorized Person, the Custodian shall have no obligation to invest amounts held in any Bank Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in a Custodial Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in a Bank Account (and may be reinvested pursuant to Proper Instructions). The Company shall be credited with any interest earned on amounts in the Bank Accounts.

(d)           In no instance shall the Custodian be obligated to make any advances to the Company of cash or Assets in a Custodial Account for any purpose, including but not limited to any securities settlement or assumed settlement, account overdraft, or provisional credit.

3.7           [Reserved]

3.8           [Reserved]

3.9           Collection of Income. The Custodian, its agents or its sub-custodian shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Assets held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Asset is registered in the name of the Custodian or its nominee (or in the name of its agent or Sub-custodian, or their nominee); provided, however, that in the case of Assets held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.10          Payment of Moneys. Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from a Custodial Account (or remit to its agents or any Sub-custodian, and direct them to pay out) moneys of the Company held therein in the following cases:

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(i)            upon the purchase of Assets for the Company pursuant to such Proper Instructions against delivery of such Assets to the Custodian or, if otherwise directed by Proper Instructions:

(A)            in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)            in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)            for the payment of any dividends or capital gain distributions declared by the Company;

(iii)           in payment of the redemption price of Redemption Shares;

(iv)           in connection with the conversion, exchange or surrender of any securities owned by the Company;

(v)            for the payment of any expense or liability incurred by the Company, including, but not limited to, the following payments for the account of the Company: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Company; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(vi)           for transfer in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;

(vii)          for a Funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(viii)         for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

3.11         Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred Assets or cash, including cash maintained by the Custodian in a Bank Account for the benefit of the Company:

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(a)            in accordance with the provisions of any agreement among the Company, the Custodian and such other party regarding escrow or other arrangements in connection with transactions by the Company;

(b)            which constitute collateral for a borrowing by the Company;

(c)            which constitute collateral for loans of Securities made by the Company;

(d)            for purposes of segregating cash or Securities in connection with securities options purchased or written by the Company or in connection with financial futures contracts (or options thereon) purchased or sold by the Company;

(e)            for purposes of compliance by the Company with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(f)            for other proper custody purposes as determined by the Company, but only upon receipt of Proper Instructions.

Each segregated account established under this Section 3.11 shall be established and maintained for the Company only and not for any other client of the Custodian. The Company, and not the Custodian, shall be responsible for determining whether such segregated account meets any applicable regulatory, contractual or other purpose for which the account was created.

3.12         Voting and Other Action. The Custodian shall promptly deliver any notices, proxies, or proxy soliciting materials received by the Custodian to the Company, but without indicating the manner in which any such proxies are to be voted. Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Company, except in accordance with Proper Instructions of the Company. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

3.13         Communications Relating to Assets. The Custodian shall transmit promptly to the Company all written information (including pendency of calls and maturities of Assets and expirations of rights in connection therewith) received by the Custodian from its agents or any Sub-custodian or from issuers of the Assets being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Assets unless and except to the extent it has received timely Proper Instructions from the Company. The Custodian will not be liable for any untimely exercise of, or failure to exercise, any right or power in connection with Assets at any time held by the Custodian, its agents or Sub-custodian unless:

(i)            the Custodian has received Proper Instructions with regard to the exercise of any such right or power at least three (3) Business Days prior to the date on which such right or power is to be exercised; and

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(ii)            the Custodian, or its agents or Sub-custodian are in actual possession of such Assets at least three (3) Business Days prior to the date on which such right or power is to be exercised.

It will be the responsibility of the Company, to notify the Custodian of the Person to whom such communications must be forwarded under this Section. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement or resignation of the Custodian, the Custodian shall have no responsibility to so transmit any information under this Section 3.13.

3.14         Records. The Custodian shall create and maintain records that relate to the custody of the Assets, cash or other property held for the Company under this Agreement as may be required by Section 31 of the 1940 Act, and, if required to be maintained by Rule 31a-1 or Rule 31a-2 under the 1940 Act. Such records shall, upon fifteen (15) Business Days prior written request to the Custodian and at the Company’s expense, be open for inspection by duly authorized officers, employees or agents of the Company, on behalf of the Company and upon reasonable request and notice, by employees and agents of the SEC. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by a duly authorized officers, employees or agents of the Company (including its independent public accountants) and employees and agents of the SEC, upon reasonable request and at least fifteen (15) Business Days’ prior written notice and at the Company’s expense. The Custodian shall, at the Company’s request, supply the Company with a tabulation of Securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian.

3.15         Responsibility for Property Held by Sub-custodians. The Custodian’s responsibility with respect to the selection or appointment of a Sub-custodian shall be limited to a duty to exercise reasonable care in the selection of such sub-custodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Sub-custodian (exclusive of related costs and expenses incurred by the Custodian).

4.	DUTIES OF THE DOCUMENT CUSTODIAN

(a)           With respect to an Uncertificated LP Interest, such document shall be delivered to the Custodian in its role as, and at the address identified for, the Document Custodian. All Uncertificated LP Interests shall be held in safekeeping by the Document Custodian, individually segregated from the securities and investments of any other Person and marked so as to clearly identify them as the property of the Company.

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(b)           The Document Custodian shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, Uncertificated LP Interests held by the Document Custodian, its agents or its sub-custodian from time to time upon receipt of a Request for Release (which shall, among other things, specify the Uncertificated LP Interests to be released, with such delivery and other information as may be necessary to enable the Document Custodian to perform (including the delivery method). Any request for release by the Company shall be in the form of the Request for Release. The Company is authorized to transmit and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit A (or as otherwise agreed between the Document Custodian and the Company).

(c)            For the avoidance of doubt, the Document Custodian shall have no obligation to review or monitor any Uncertificated LP Interest, or to exercise any rights or obligations connected to or arising from any Uncertificated LP Interest, but shall only be required to hold those Uncertificated LP Interests received by it in accordance with this Agreement. All rights, protections, indemnities and immunities provided in this Agreement in favor of the Custodian under this Agreement shall also apply to the Document Custodian.

5.	ACCESS TO CUSTODIAL ACCOUNT; REPORTS

(a)           The Custodian shall furnish the Company with a monthly activity statement and a summary of all transfers to or from a Company Custodial Account on the day following such transfers (as of the last day of the subject month). No later than the 3rd Business Day of each of July, October, January and April, the Custodian shall provide the Company and such other Persons as the Company shall request in writing with quarterly statements of the Assets and cash held in a Custodial Account as of the last Business Day of each of June, September, December and March, respectively.

(b)           Upon the request of the Company, the Custodian shall request on behalf of the Company information regarding or view-only access to one or more of the Bank Accounts and accounts held by any Sub-custodian for the Company, its Subsidiaries and such other Persons as the Company shall request.

(c)           The Custodian shall have no duty or obligation to undertake any market valuation of the Assets under any circumstance.

6.	DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and SEC rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

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(a)           The Custodian may keep domestic securities in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a custodian or otherwise for customers;

(b)           The records of the Custodian with respect to securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Company;

(c)            If requested by the Company, the Custodian shall provide the Company copies of all notices received from the U.S. Securities System of transfers of securities for the account of the Company; and

(d)           Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the Custodian’s breach of the standard of care set forth in Section 9 of this Agreement, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System).

7.	CERTAIN GENERAL TERMS

7.1           No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian or Document Custodian to review or examine any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Asset to determine the terms, validity, sufficiency, marketability or enforceability of any Asset (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

7.2           Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian or Document Custodian to the Company and any information contained in the books or records of the Company, shall promptly notify the Custodian or Document Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3           Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian or Document Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian or Document Custodian be obligated to provide services on any day that is not a Business Day.

7.4           Proper Instructions.

(a)           The Company will give notice to the Custodian or Document Custodian, in form acceptable to the Custodian or Document Custodian, specifying the names, electronic mail addresses and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Custodian or Document Custodian. The Custodian or Document Custodian shall be entitled to reasonably rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company, to the contrary. The initial Authorized Persons are set forth on Schedule I attached hereto and made a part hereof (as such Schedule I may be modified from time to time by written notice from the Company, to the Custodian or Document Custodian).

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(b)           The Custodian or Document Custodian shall not have an obligation to act (or forebear to act) in accordance with purported instructions to the extent that they conflict, as determined in the Custodian’s or Document Custodian’s sole discretion, with applicable law or regulations, local market practice or the Custodian’s or Document Custodian’s operating policies and practices. The Custodian or Document Custodian shall not have an obligation to act (or forebear to act) in accordance with oral instructions. The Custodian or Document Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

(c)           In no instance shall the Custodian or Document Custodian be obligated to provide services pursuant to this Agreement on any day that is not a Business Day.

(d)           In the event any fund transfer instructions are given, the Custodian or Document Custodian is authorized but not required to seek confirmation of such instructions by telephone call-back to any Authorized Person, and the Custodian or Document Custodian may rely upon the confirmation of anyone purporting to be an Authorized Person so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Custodian or Document Custodian.

7.5           Actions Permitted Without Express Authority. The Custodian or Document Custodian may but shall not be required to, at its discretion, without express authority from the Company:

(a)           surrender Assets in temporary form for Assets in definitive form;

(b)           endorse for collection checks, drafts and other negotiable instruments; and

(c)            in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Bank Accounts, Sub-custodians, Assets, cash and other property of the Company.

7.6           Evidence of Authority. The Custodian or Document Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian or Document Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)            the authority of any person to act in accordance with such certificate; or

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(b)            any determination, direction or any action by the Company as described in such certificate, and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company.

7.7            Receipt of Communications. Any communication received by the Custodian or Document Custodian on a day which is not a Business Day or after 3:00 p.m. New York time (or such other time as is agreed by the Company, and the Custodian or Document Custodian from time to time in writing on a Business Day will be deemed to have been received on the next Business Day.

8.	COMPENSATION OF CUSTODIAN

8.1            Fees. The Custodian and the Document Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated [_____], 2020, between the Company and the Custodian. The Company shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Company shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Company is disputing any amounts in good faith. The Company shall pay such disputed amounts within 30 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Company is disputing in good faith as set forth above, unpaid invoices shall accrue in accordance with the terms of that certain fee letter dated [_____], 2020, between the Company and the Custodian.

8.2            Expenses. The Company agrees to pay or reimburse to the Custodian and Document Custodian upon its request all costs, disbursements, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements made in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of Document Custodian of their duties and services under this Agreement, from time to time (including the reasonable costs and expenses of any action deemed necessary by the Custodian or Document Custodian to collect any amounts owing to it under this Agreement).

8.3            Indemnification. (a)      The Company to the fullest extent permitted by law, shall indemnify, defend, and hold harmless the Custodian and Document Custodian and its affiliates, and each director, officer, employee, and agent of any of them, and their respective successors and assigns (each, including the Custodian in its individual capacity, an “Indemnitee,” and collectively, the “Indemnitees”), from and against any and all claims, demands, actions, causes of action, suits, proceedings, investigations, liabilities, losses, damages, judgments, settlements, taxes, deficiencies, costs and expenses (including, without limitation, court costs and attorneys’ fees and expenses and including costs of enforcement of the Company’s obligations hereunder) as and when imposed on, incurred (individually, a “Loss,” and collectively, “Losses”) asserted against or sustained or incurred by any Indemnitee as a result of, based upon, arising from, relating to, or in connection with this Agreement, the Custodian’s or Document Custodian’s service or performance as custodian hereunder including, but not limited to, any and all damages, claims, liabilities, losses, costs and expenses, incurred by the Custodian or Document Custodian as a result of its efforts in following directions and/or any action or inaction of the Custodian or Document Custodian or of any other authorized parties, including third parties, regarding any custody account or other property or assets administered in connection with this Agreement, or any act or omission that the Custodian or Document Custodian has or is alleged to have taken or omitted to take as custodian hereunder, in any case irrespective of the time when any such Loss or Losses is asserted, sustained or incurred or when the amount of such Loss or Losses is established. The foregoing indemnification shall survive any termination or assignment of this Agreement and any resignation or removal of the Custodian or Document Custodian.

(b)            The Company shall not be obligated to indemnify an Indemnitee for a specific Loss to the extent such Loss resulted from an act or omission by such Indemnitee that constituted gross negligence, bad faith or willful misconduct of such Indemnitee if there is a final, non-appealable judgment by a court of competent jurisdiction that includes an explicit finding or determination that the Indemnitee is not entitled to be indemnified under this Agreement because such act or omission constituted gross negligence, bad faith or willful misconduct on the part of such Indemnitee. In the event of such a final judgment, the Company shall be entitled to assert a claim in a court of competent jurisdiction against any Indemnitee receiving payment with respect to a claim pursuant to this Section 8.3 to recover any payments theretofore made as indemnification for such specific Loss.

(c)             The Company shall provide to the Custodian or Document Custodian such reasonable financial information regarding the Company as the Custodian or Document Custodian may from time to time request

8.4            Security. If the Custodian or Document Custodian advances cash or Securities to the Company for any purpose, either at the Company’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or Document Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense, tax, charge, assessment or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's gross negligence or willful misconduct) (collectively, “Liabilities”), then, in any such event, any property at any time held for a Custodial Account of the Company shall be security therefor, and should the Company fail promptly to repay or indemnify the Custodian or Document Custodian, the Custodian or Document Custodian shall be entitled to utilize available cash of the Company and to dispose of other Assets of the Company to the extent necessary to obtain reimbursement or indemnification. The Custodian or Document Custodian may set off, recoup and/or otherwise deduct any unpaid fees, non-reimbursed expenses, unsatisfied indemnification rights and/or other Liabilities from cash and other assets on deposit in any Custody Account or otherwise in the Custodian’s or Document Custodian’s custody if not otherwise paid by the Company when due.

9.	STANDARD OF CARE

The Custodian or Document Custodian shall not be liable for any action taken or omitted, or for any loss or injury which results from its action or inaction, under any provision of this Agreement, in the absence of Custodian’s or Document Custodian’s gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

10.	concerning the CUSTODIAN or Document Custodian

10.1          General Duties and Limitations Thereon. (a) The Custodian or Document Custodian shall have no duties, obligations or responsibilities except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian or Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties (including fiduciary duties), obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian or Document Custodian.

(b)            Neither the Custodian or Document Custodian nor any of their directors, officers, employees or agents shall be liable to anyone for any error of judgment or for any act done or step taken or omitted to be taken by it (or any of its directors, officers, employees or agents), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes a breach of the standard of care set forth in Section 9 of this Agreement or is a breach of the terms of this Agreement. Subject to the Custodian’s or Document Custodian’s conformance to the standard of care set forth in Section 9 of this Agreement, the Custodian or Document Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian or Document Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)             In no event shall the Custodian or Document Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)            The Custodian or Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith by the Custodian or Document Custodian with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto. The Custodian shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to advice (i) obtained in accordance with the preceding sentence; or (ii) of counsel for the Company. The cost of such legal advice shall be reimbursed pursuant to Section 8.2 hereof.

(e)            No provision of this Agreement shall require the Custodian or Document Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification.

(f)             The permissive right of the Custodian or Document Custodian to take any action hereunder shall not be construed as duty.

(g)            The Custodian or Document Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian or Document Custodian shall not be liable for the actions or omissions of any such agent or attorney selected by the Custodian or Document Custodian in conformity with the standard of care set forth in Section 9. The cost of such services shall be reimbursed pursuant to Section 8.2 hereof.

(h)            The Custodian or Document Custodian shall have no duty or responsibility to monitor or enforce any of the Company’s investment parameters, policies, procedures, and restrictions, if any, and the Custodian or Document Custodian shall have no liability for the performance of any investment and shall have no duty regarding the management of the Company’s investments except to follow the directions of the Company. All trades, purchases, sales and liquidations are made at the sole risk of the Company and the Custodian or Document Custodian is not responsible or liable for any failure or delay in execution caused by the Company, any broker or clearing firm, any investment or investment sponsor, or any failure of any electronic or other method of communication.

(i)              The Custodian or Document Custodian shall have no liability for or on account of any act or omission of a third party, except as a result of an act or omission by such Indemnitee that constituted gross negligence, bad faith or willful misconduct, for any loss occasioned by any third party whose services are rendered in connection with the operation of this Agreement.

(j)              The Custodian or Document Custodian shall have no liability for or on account of any act or omission of any broker, dealer or any agent engaged either by the Company or by the Custodian or Document Custodian, except as a result of an act or omission by such Indemnitee that constituted gross negligence, bad faith or willful misconduct, in connection with the purchase, sale, transfer, delivery or exchange of any property held hereunder or otherwise.

(k)            The Custodian or Document Custodian is not a party to, is not bound by, and has no duty to inquire into any agreement other than this Agreement.

(l)              Subject to applicable law, the Custodian or Document Custodian and any stockholder, director, officer or employee of the Custodian may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not the Custodian or Document Custodian under this Agreement. Nothing herein shall preclude the Custodian or Document Custodian from acting in any other capacity for the Company or for any other entity.

(m)            Notwithstanding anything contained herein to the contrary, the Custodian and Document Custodian shall not be required to take any action in any jurisdiction not within the United States of America.

10.2           Instructions.

(a)            The Custodian or Document Custodian shall be entitled to refrain from taking any action unless it has Proper Instructions or other direction from the Company as it reasonably deems necessary, and shall be entitled to require that Proper Instructions or other direction to it be in writing. The Custodian or Document Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instructions of the Company.

(b)            Whenever the Custodian or Document Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian or Document Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

10.3           [Reserved]

10.4           [Reserved]

10.5           Force Majeure. Notwithstanding anything herein to the contrary, the Custodian or Document Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s or Document Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, epidemics/pandemics, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; (b) errors by the Company (including any Authorized Person) in its instructions to the Custodian or Document Custodian; or (c) changes in applicable law, regulation or orders.

10.6           Actual Collection Required. The Custodian or Document Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or Document Custodian or its agents actually receive such cash or collect on such instrument.

10.7           No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian or Document Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

10.8           Limitation on Duty to Collect. The Custodian or Document Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Company if such Securities are in default or payment is not made after due demand or presentation.

10.9            Reliance Upon Documents and Instructions. The Custodian or Document Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian or Document Custodian shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

11.	SECURITY CODES

If the Custodian or Document Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available, and shall be liable for any damages resulting from the failure to so safeguard or use by unauthorized Persons.

12.	TAX LAW

12.1          Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Assets, cash, or the Proceeds, by the tax law of the United States or any state or political subdivision thereof, or of countries other than the United States or any political subdivision thereof. The Custodian shall have no liability, and the Company shall indemnify the Custodian, for such obligations including but not limited to taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company or the Custodian as custodian of the Assets, cash, or Proceeds. The Company is solely responsible for preparing and filing all required income tax returns. The Custodian shall report to the Internal Revenue Service (the “IRS”), as of each calendar year-end, all income earned from the investment of any sum held by it pursuant to this Agreement, as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Upon the written request of the Company the Custodian will provide to the Company all information regarding the transactions executed under this Agreement that may reasonably be required for the preparation of a the Company’s income tax returns. The Company is responsible for the payment of taxes and any and all professional fees incurred by the Company in the preparation of the Company’s tax return or arising from the operation of this Agreement.

12.2          Foreign Tax Law. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company by the tax law of foreign (e.g., non-U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

13.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

13.1           Effective Date. This Agreement shall become effective as of the date first stated above. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or Document Custodian or the Company, on behalf of the Company, pursuant to Section 13.2.

13.2          Termination. This Agreement shall terminate upon the earliest of (a) the effective date of termination specified in any written notice of termination given by either party to the other which effective date shall be not less than sixty (60) days from the date that such notice is given in accordance with Section 16, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.

13.3          Resignation. The Custodian may at any time resign under this Agreement by giving not less than thirty (30) days advance written notice thereof to the Company.

13.4          Survival of Obligations. The provisions of this Section 13.4 and Section 8.4 (Security) and Section 17 (Choice of Law), and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

13.5          Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. If a successor custodian is not designated by the Company on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all securities, cash and other property held by custodian under this Agreement and to transfer to an account of or for the Company at such bank or trust company all securities of the Company held in a book-entry system or securities depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

13.6          Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian or Document Custodian such compensation, and shall likewise reimburse the Custodian or Document Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian or Document Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

13.7          Final Report. In the event of any resignation of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation.

14.	REPRESENTATIONS AND WARRANTIES

14.1          Representations of the Company. The Company represents and warrants to the Custodian that:

(a)             it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;      ·

(b)            it is in material compliance with all applicable laws and regulations, including but not limited to the 1940 Act and rules and regulations thereunder;

(c)            it has ensured that the terms of this Agreement are not inconsistent with the 1940 Act and rules and regulations thereunder;

(d)            in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations; and

(e)            it shall not, without the prior written consent of the Custodian, permit the assets of the Account to be deemed assets of an employee benefit plan which is subject to ERISA (defined below). The Company acknowledges and agrees that the Custodian shall not grant its consent in the foregoing circumstance unless and until the Company has entered into such amendments to this Agreement and has provided such assurances and indemnities to the Custodian, as the Custodian reasonably may require to be assured that it will not be subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) liability. If for any reason the Company breaches or otherwise fails to comply with the provisions of this section, this Agreement may be terminated immediately by the Custodian.

14.2          Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)            it is qualified to act as a custodian pursuant to Section 17(f) of the 1940 Act;

(b)            it has the power and authority to enter into and perform its obligations under this Agreement; and

(c)            it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations; and

(d)            it maintains business continuity policies and standards that include data file backup and recovery procedures, that comply with all applicable regulatory requirements.

15.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 20 of this Agreement).

16.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Company, to:

IDR Core Property Index Fund Ltd

1111 E. Superior Ave.

Suite 1100

Cleveland, Ohio 44114

Attention: Gary A. Zdolshek

Email: idrltd@idrfof.com

(b)	if to the Custodian, to:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

11th Floor

Wilmington, Delaware, 19801

Attention: Corporate Trust Administration

Telephone No.: (302) 571-6817

Facsimile No.: (302) 421- 9137

Email: awilson@wsfsbank.com

(c)	if to the Document Custodian, to:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

11th Floor

Wilmington, Delaware, 19801

Attention: Corporate Trust Administration

Telephone No.: (302) 571-6817

Facsimile No.: (302) 421- 9137

Email: awilson@wsfsbank.com

17.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles). The Custodian shall have the right to apply to any state or federal court located within the State of Delaware for the adjudication and resolution of any dispute arising out of or related to this Agreement, and all parties hereto hereby submit to the jurisdiction of such courts, and waive any objection to the laying of venue therein, whether based on inconvenience or otherwise, and consent to service of process in any such action by mail, overnight courier or other similar means, or any other means permitted under Delaware law.

18.	ENTIRE AGREEMENT; COUNTERPARTS

18.1            Complete Agreement. This Agreement and the related fee letter described in Section 8.1 of this Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

18.2            Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

18.3            Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

19.	AMENDMENT; WAIVER

19.1            Amendment. This Agreement may not be amended except by an express written instrument duly executed by the Company and the Custodian.

19.2            Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

20.	SUCCESSORS AND ASSIGNS

20.1            Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

20.2            Merger and Consolidation. Notwithstanding the foregoing, any entity into which the Custodian or Document Custodian may be merged or consolidated, any entity resulting from such merger or consolidation, or any entity to which the Custodian or Document Custodian transfers all or substantially all of its business, that in any such case is a qualified custodian under the 1940 Act, shall be the successor of the Custodian or Document Custodian hereunder and shall succeed to all of the rights, powers and duties of the Custodian or Document Custodian hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto.

21.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

22.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian or Document Custodian is required to decide between alternative courses of action, the Custodian or Document Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian or Document Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian or Document Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

23.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or Document Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian or Document Custodian or Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

24.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

25.	CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations, including any Personal Information, shall be treated as confidential. All confidential information provided under this Agreement by Disclosing Party shall be used, including authorized disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement or (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement. Notwithstanding the foregoing, the Receiving Party also may disclose confidential information (i) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (ii) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

26.	SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires custodians which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the custodian unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company’s name, address, and share position to requesting companies whose securities the Company owns. If the Company tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company and its Subsidiaries or any funds or accounts established by the Company. For the Company’s protection, the Rule prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.

☐	(YES) The Custodian is authorized to release the Company’s name, address, and share positions.

☑	(NO) The Custodian is not authorized to release the Company’s or Subsidiaries’ name, address, and share positions.

27.	USA PATRIOT ACT

The Company is not (or will not be) a person with whom the Custodian is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, the Company hereby agrees to provide the Custodian or Document Custodian with any additional information that the Custodian or Document Custodian deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities. The following notification is provided to Fund pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (“Patriot Act”): IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for depositors: When a depositor opens an account, if such depositor is an individual, a depository (including the Custodian or Document Custodian) will ask for such depositor’s name, taxpayer identification number, residential address, date of birth, and other information that will allow the depository to identify such depositor, and, if such depositor is not an individual, depository will ask for such depositor’s name, taxpayer identification number, business address, and other information that will allow the depository to identify such depositor. The Custodian or Document Custodian may also ask, if such depositor is an individual, to see depositor’s driver’s license or other identifying documents, and, if such depositor is not an individual, to see such depositor’s legal organizational documents or other identifying documents.

28.	Compliance with Laws

The Company has and retains primary responsibility for all compliance matters relating to the Company, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Company relating to its portfolio investments as set forth in its prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Company of its responsibilities for assuring such compliance or the Company’s board of director’s oversight responsibility with respect thereto.

29.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

30.	COMPANY by COMPANY Basis

This Agreement is executed by the Company and the obligations hereunder are not binding upon any of the directors, officers or shareholders of the Company individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of the Company under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, the Company and shall be payable solely from the available assets of the Company.

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the [______] day of [_____], 2020.

IDR Core Property Index Fund Ltd	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Custodian

By:	By:
Name: Gary A. Zdolshek	Name:
Title: Chief Executive Officer and President	Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Document Custodian

By:
Name:
Title:

Witness:

By:
Name:
Title:

Witness:

By:
Name:
Title:

Attached:

SCHEDULE I – Initial Authorized Persons

Exhibit A – Request for Release